Exhibit 99.2
Item 2. Properties

	North		South	Asia/
Type of Facility	America	Europe	America	Pacific	Total

Administrative Offices	3				3
Engineering — Multiple Groups	6			1	7
LVD
Manufacturing/Distribution	19	3	7	12	41
Sealing
Manufacturing/Distribution	7	3		1	11
Engineering	2				2
Thermal
Manufacturing/Distribution	6	2			8
Engineering	1				1
Structures
Manufacturing/Distribution	4		4	2	10
Engineering	1				1
Commercial Vehicle
Manufacturing/Distribution	9	4	1	2	16
Engineering	1				1
Off-Highway
Manufacturing/Distribution	3	7		2	12

Total Dana	62	19	12	20	113

     As of December 31, 2008, we operated in 26 countries and had 113 major manufacturing/ distribution, engineering or office facilities worldwide. While we lease 42 of the manufacturing and distribution operations, we own the remainder of our facilities. We believe that all of our property and equipment is properly maintained. Prior to our emergence from bankruptcy there was significant excess capacity in our facilities based on our manufacturing and distribution needs, especially in the United States. As part of our reorganization initiatives, we took significant steps to close facilities and we continue to evaluate capacity requirements in 2009 in light of market conditions.
     Our corporate headquarters facilities are located in Maumee, Ohio and include three office facilities housing functions that have global responsibility for finance and accounting, treasury, risk management, legal, human resources, procurement and supply chain management, communications and information technology. Our main headquarters facility in Toledo, Ohio was sold in February 2009 but we expect to occupy the facility until the fourth quarter of 2009. Our obligations under the amended Exit Facility are secured by, among other things, mortgages on all the domestic facilities that we own.

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